UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 22, 2026

Fortress Biotech, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35366 (Commission File Number)	20-5157386 (IRS Employer Identification No.)

1111 Kane Concourse, Suite 301

Bay Harbor Islands, FL 33154

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act.

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FBIO	Nasdaq Capital Market
9.375% Series A Cumulative Redeemable Perpetual Preferred Stock	FBIOP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

Priority Review Voucher Asset Purchase Agreement

On February 22, 2026, Cyprium Therapeutics, Inc. (“Cyprium”), a majority-owned subsidiary of Fortress Biotech, Inc. (the “Company”), entered into a definitive asset purchase agreement (the “PRV APA”) pursuant to which Cyprium agreed to sell a Rare Pediatric Disease Priority Review Voucher (“PRV”). As previously disclosed, the PRV was originally issued in connection with the FDA’s approval of ZYCUBO® (copper histidinate, formerly known as CUTX-101) for the treatment of Menkes disease in pediatric patients and was transferred to Cyprium prior to the entry into the PRV APA.

Pursuant to the PRV APA, the buyer agreed to pay Cyprium $205 million, in cash, upon the closing of the sale. The PRV APA contains customary representations, warranties, covenants and indemnification provisions, in each case subject to certain limitations. The transaction remains subject to customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The foregoing description of the PRV APA does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the PRV APA, a copy of which will be filed with a subsequent periodic report of the Company. The representations, warranties and covenants contained in the PRV APA were made only for the purposes of the PRV APA and as of specific dates, were solely for the benefit of the parties to the PRV APA, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures. The representations and warranties in the PRV APA were made for the purpose of allocating contractual risk between the parties to the PRV APA instead of establishing these matters as facts. Accordingly, the representations and warranties in the PRV APA are not intended to, and do not, constitute representations and warranties to any person other than the parties to the PRV APA, including investors and security holders, and should not be relied upon as statements of factual information.

Oaktree Second Amendment to Credit Agreement

On February 22, 2026, the Company, as borrower, entered into the Second Amendment to Credit Agreement (the “Second Amendment”), which amends that certain Credit Agreement dated July 25, 2024 (the “Original Agreement”) with Oaktree Fund Administration, LLC, as the administrative agent (in such capacity, the “Agent”), and the lenders from time to time party thereto (as amended by that certain First Amendment to Credit Agreement dated December 12, 2025, collectively with the Original Agreement and the Second Amendment, the “Loan Agreement”). The Company initially borrowed $35.0 million under the Loan Agreement in July 2024 and is eligible to draw up to an additional $15.0 million with the lenders’ consent (collectively, the “Loan”). As of the date of this report, the Company currently has approximately $29.5 million outstanding under the Loan.

Pursuant to the terms of the Second Amendment, certain financial covenants were amended such that in the event that the outstanding principal balance of the Loan is less than or equal to $15.0 million and the Company receives the distribution of proceeds from Cyprium following the closing of the sale of the PRV by Cyprium pursuant to the PRV APA (the “2026 Cyprium Monetization Event”), the minimum liquidity required will be $2.0 million (the “Minimum Liquidity Amount”), the Minimum Net Sales Covenant (whereby the product net sales of Journey Medical Corporation (“JMC”), a controlled subsidiary of the Company, must meet a consolidated minimum net sales amount on a trailing twelve-month basis, tested quarterly, as defined in the Loan Agreement) will no longer apply, the Capital Raise Covenant (whereby the Company must have received certain minimum amounts through capital raises or monetizations in each year, as defined in the Loan Agreement) will no longer apply, and the Minimum JMC Stake Covenant (whereby the Company must maintain certain levels of ownership in JMC, as defined in the Loan Agreement) will no longer apply.

Each of the above-described covenants, namely, the Minimum Liquidity Amount, the Minimum Net Sales Covenant, the Capital Raise Covenant and the Minimum JMC Stake Covenant will no longer apply in the event the outstanding principal balance of the Loan is less than or equal to $10.0 million. Failure by the Company to comply with the financial covenants will result in an event of default, subject to certain cure rights of the Company with respect to the described covenants.

In addition, the Second Amendment also obligates the Company to cause Cyprium to repay any amounts that the Company advanced to Cyprium pursuant to the Second Amended and Restated Future Advance Promissory Note issued by Cyprium in favor of the Company in connection with a 2026 Cyprium Monetization Event and to make a mandatory prepayment of the Loan in an aggregate principal amount of $10.0 million, together with accrued interest and the Yield Protection Premium (as defined in the Loan Agreement) in connection with the 2026 Cyprium Monetization Event subject to applicable fees and conditions as described in the Loan Agreement.

The foregoing description of the Second Amendment is subject to, and qualified in its entirety, by the full text of the Second Amendment, a copy of which will be filed with a subsequent periodic report of the Company.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K under the subheading “Oaktree Second Amendment to Credit Agreement” is incorporated by reference under this Item 2.03.

Item 8.01 Other Events.

On February 23, 2026, the Company issued a press release announcing that Cyprium entered into the PRV APA to sell the PRV for $205 million. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Company currently owns 80.4% of Cyprium’s outstanding common stock, on an as-converted basis, and expects to receive its pro rata share of future dividends from Cyprium following the closing of the PRV APA. In total, the Company expects to receive an aggregate of at least $100.0 million from Cyprium pursuant to potential future dividends and intercompany agreements, including amounts owed by Cyprium to the Company through intercompany debt, interest and accrued expenses. The amount the Company will receive is subject to change based on various considerations including, but not limited to, the closing of the PRV APA, Cyprium’s obligation to pay 20% of the proceeds from a PRV sale to an institute of the National Institutes of Health, Cyprium’s tax obligations on the income received from the PRV APA, any future dividends that may be approved by Cyprium’s Board of Directors, Cyprium’s redemption of its 9.375% Perpetual Preferred Stock and Cyprium’s outstanding and future obligations.

Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not descriptions of historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology are generally intended to identify forward-looking statements. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated include risks relating to: the possibility that the proposed transactions described herein may not be completed in the time frame expected by Cyprium and/or the Company, or at all; our growth strategy, financing and strategic agreements and relationships; our need for substantial additional funds and uncertainties relating to financings; uncertainty related to the timing and amounts expected to be realized from future milestone, contingent value right, royalty or similar future revenue streams, if at all; our ability to identify, acquire, close and integrate product candidates successfully and on a timely basis; our ability to attract, integrate and retain key personnel; the early stage of products under development; the results of research and development activities; uncertainties relating to preclinical and clinical testing; our ability to obtain regulatory approval for products under development; our ability to successfully commercialize products or other marketable assets for which we receive regulatory approval; our ability to secure and maintain third-party manufacturing, marketing and distribution of our and our partner companies’ products and product candidates; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this Current Report on Form 8-K should be read as applying mutatis mutandis to every other instance of such information appearing herein.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibits are filed herewith:

99
Exhibit Number	Description
99.1	Press Release of Fortress Biotech, Inc. dated February 23, 2026
104	Cover Page Interactive Data File (the cover page XBRL tags are imbedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Biotech, Inc.
(Registrant)

Date: February 23, 2026

	By:	/s/ David Jin
David Jin
Chief Financial Officer